UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 31, 2024

BRIGHT GREEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1033 George Hanosh Boulevard

Grants, NM 87020

(Address of principal executive offices and zip code)

(833) 658-1799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2024, Bright Green Corporation, a Delaware corporation (the “Company”) entered into an Amended Executive Employment Agreement with Gurvinder Singh, the Company’s Chief Executive Officer (the “Agreement”), which replaces in its entirety the executive employment agreement entered into between the Company and Mr. Singh on October 2, 2023. The Agreement provides Mr. Singh a monthly base salary of $35,833.33 through October 2, 2024, which monthly base salary shall increase to (i) $38,333.00 from October 2, 2024 to October 2, 2025, and (ii) $41,667.00 from October 2, 2025 to October 2, 2026. The Agreement provides for customary reimbursement for certain expenses, and eligibility to participate in the Company’s benefit plans and executive compensation programs generally. The Agreement provides for the award of up to an aggregate of 5,500,000 restricted stock units (the “RSUs” and each individually an “RSU”), each RSU entitling Mr. Singh to receive one share of the Company’s common stock, par value $0.0001 per share, pursuant to the Company’s 2022 Omnibus Equity Incentive Plan (the “Plan”). The RSUs vest in accordance with the terms provided in the Agreement, which provides that (i) 500,000 of the RSUs shall become fully vested as of the effective date of the Agreement, (ii) 3,000,000 of the RSUs shall vest in twenty-four equal installments, beginning on the six month anniversary of October 2, 2023, and (iii) the remaining 2,000,000 RSUs shall vest as follows: (a) 500,000 of the RSUs shall vest upon receipt by the Company of more than $1 million in exchange for Company equity and/or notes convertible into Company equity, while Mr. Singh is acting as the Company’s Chief Executive Officer, (b) 500,000 of the RSUs shall vest upon the receipt of more than $10 million in exchange for Company equity and/or notes convertible into Company equity, while Mr. Singh is acting as the Company’s Chief Executive Officer, (c) 500,000 of the RSUs shall vest upon the first year in which the Company has received its Certificate of Occupancy for its Grants, NM facility and such facility is fully operational with any Schedule I or Schedule II plant based drugs the Company is approved to grow, and (d) 500,000 of the RSUs shall vest upon the successful completion of the Company’s first harvest for commercial use. The Agreement subjects Mr. Singh to standard restrictive covenants for agreements of its type, including non-competition, non-solicitation, and invention assignment provisions.

There are no family relationships between Mr. Singh and the directors, nor between Mr. Singh and any executive officer, of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by its full text, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibits.

Exhibit Number	Description
10.1¥	Executive Employment Agreement, dated as of March 29, 2024 and Effective March 31, 2024, by and between Bright Green Corporation and Gurvinder Singh.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

¥ Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2024	Bright Green Corporation

	By:	/s/ Gurvinder Singh
Gurvinder Singh
Chief Executive Officer